UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2025

LUMENT FINANCE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue, 20th Floor

New York, New York 10169

(Address of principal executive offices)

(212) 317-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	LFT	New York Stock Exchange
7.875% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	LFTPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On March 19, 2025, Lument Finance Trust, Inc. (the “Company”) issued a press release (the “Release”) and supplemental financial information announcing its financial results for fourth quarter and fiscal year ended December 31, 2024. The Release and supplemental financial information are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The information disclosed in “Item 2.02 Results of Operations and Financial Condition,” including Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Resignation of President

On March 18, 2025, Mr. James J. Henson notified the Board of Directors (the “Board”) of the Company of his intention to resign as President of the Company, effective as of May 1, 2025. Mr. Henson’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board of Directors on any matter relating to the operations, policies or practices of the Company.

Appointment of President

On March 18, 2025, the Board appointed Greg D. Calvert, age 59, as President of the Company, effective as of May 1, 2025. Mr. Calvert will be replacing Mr. Henson as President upon Mr. Henson’s retirement.

Mr. Calvert is co-chair of the Investment Committee of Lument Investment Management, LLC, the Company’s external manager (“LIM”) and has more than 35 years commercial real estate finance experience. He is currently Senior Managing Director and Chief Credit Officer (“CCO”) for Lument Real Estate Capital Holdings, LLC (“Lument”), the parent company of LIM, where he is directly responsible for the credit functions, including credit review, approvals, and credit policy and is a member of the investment committee of Lument. Lument is a subsidiary of ORIX Corporation USA, a diversified financial company and a subsidiary of ORIX Corporation, a publicly traded, Tokyo-based international financial services company.

Mr. Calvert previously served as Chief Credit Officer, Agency Lending at Lument. Lument acquired Hunt Real Estate Capital, LLC (“Hunt Real Estate Capital”) in January of 2020. Mr. Calvert joined Hunt Real Estate Capital (formerly Centerline Capital Group) in 1995. He served as the chief underwriter for the Fannie Mae Multifamily Affordable Housing and Freddie Mac Targeted Affordable Housing programs, as well as head of Hunt Real Estate Capital’s affordable multifamily housing and credit department. Before that, he oversaw Hunt Real Estate Capital’ s underwriting platform for all debt and equity investments and was responsible for building out the firm’s FHA lending and credit platforms.

Prior to joining Hunt Real Estate Capital, Mr. Calvert was vice president of property management for the Kamson Corporation.

Mr. Calvert earned his master’s degree in real estate investment from New York University and a bachelor’s degree in economics from Cornell University. He is a Certified Property Manager (CPM) and is a member of the Institute of Real Estate Management and the National Association of Realtors.

Mr. Calvert has no family relationship with any directors or executive officers of the Company, nor are there any arrangements or understandings between Mr. Calvert and any other persons pursuant to which he was selected as President. There are no related party transactions between Mr. Calvert and the Company reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

In the Release, the Company announced the declaration of a cash dividend of $0.08 per share of common stock with respect to the first quarter of 2025, as further described in the Release. The Company also announced a cash dividend of $0.4921875 per share of 7.875% Cumulative Redeemable Series A Preferred Stock, as further described in the Release. In the Release, the Company also announced the resignation and appointment described in Item 5.02 above. A copy of the Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Exhibits.

(d)       Exhibits.

99.1	Press Release of Lument Finance Trust, Inc., dated March 19, 2025.
99.2	Supplemental Financial Information for the fourth quarter ended December 31, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENT Finance Trust, Inc.

Date: March 19, 2025	By:	/s/ James A. Briggs
James A. Briggs
Chief Financial Officer